UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 7, 2011

(January 3, 2011)

Commission File Number: 0-24260

Amedisys, Inc.

(Exact Name of Registrant as specified in its Charter)

Delaware	11-3131700
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5959 S. Sherwood Forest Blvd., Baton Rouge, LA 70816

(Address of principal executive offices, including zip code)

(225) 292-2031 or (800) 467-2662

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02(e).	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated Employment Agreements: William F. Borne, Jeffrey D. Jeter and Dale E. Redman

Effective as of January 3, 2011, each of the executive officers of Amedisys, Inc., a Delaware corporation (the “Company”), listed below entered into an Amended and Restated Employment Agreement with the Company and Amedisys Holding, L.L.C., amending and restating and replacing in their entireties their previous respective Amended and Restated Employment Agreements with the Company, each dated December 30, 2009 (collectively, the “Original Agreements”):

William F. Borne – Chief Executive Officer

Jeffrey D. Jeter – Chief Compliance Officer

Dale E. Redman – Chief Financial Officer

Each of the Amended and Restated Employment Agreements was approved by the Company’s Board of Directors upon the recommendation and approval of the Compensation Committee of the Board of Directors. The primary purpose of amending and restating the Original Agreements was to standardize Messrs. Borne’s, Jeter’s and Redman’s respective forms of employment agreements with the forms of employment agreements entered into with other members of the Company’s executive leadership team, with certain exceptions to Mr. Borne’s and Mr. Redman’s respective agreements, as outlined below. The Original Agreements expired on December 19, 2010.

The following is a description of the terms and conditions of the Amended and Restated Employment Agreements and the amounts payable to each executive officer thereunder. Unless otherwise defined herein, all capitalized terms have the meanings ascribed to them in the applicable Amended and Restated Employment Agreement. Copies of the Amended and Restated Employment Agreements for Messrs. Borne, Jeter and Redman are filed as Exhibit 10.1, Exhibit 10.2, and Exhibit 10.3, respectively, to this Current Report on Form 8-K, and the following descriptions are qualified in their entirety by the provisions of the respective Amended and Restated Employment Agreements.

Amended and Restated Employment Agreement with Mr. Borne

Pursuant to his Amended and Restated Employment Agreement (the “Agreement”) with the Company, Mr. Borne has agreed to serve as the Company’s Chief Executive Officer, with such duties and responsibilities as are customary for the chief executive officers of corporations of a similar size and businesses as the Company and other specified duties. The term of the Agreement runs until December 31, 2013. Upon expiration of the term of the Agreement, Mr. Borne’s employment will continue on an “at will” basis; provided that if Mr. Borne is terminated without Cause or resigns for Good Reason thereafter, he will be compensated as if he were terminated without Cause or resigned for Good Reason prior to a Change in Control during the term of the Agreement (regardless of whether such termination or resignation during the “at will” employment period occurred before or after a Change in Control).

The Agreement contemplates that the parties will negotiate an amendment to the Agreement prior to the end of each calendar year, extending the term of employment for an additional year. During the course of each negotiation, which is slated to occur annually in October, the parties shall discuss Mr. Borne’s performance and may also discuss additional proposed modifications of the Agreement, with a view toward concluding such discussions, and, assuming they actually come to agreement, entering into an amendment to the Agreement prior to the end of the calendar year. However, neither party is legally obligated to actually enter into any such amendment, and any such amendment must be approved by the Committee and/or the Board.

Under the terms of the Agreement, Mr. Borne, among other things, is entitled to:

(1)	an annual base salary of not less than $750,000, subject to annual review for increase (but not decrease) by the Committee;

(2)	participate in the Company’s annual (cash bonus) incentive plan, with target and maximum award opportunities approved from year to year by the Board and/or the Committee;

(3)	be eligible for annual equity (long-term incentive) awards in the form of shares of restricted and/or non-vested Company common stock and/or securities exercisable for or convertible into shares of Company common stock (provided that no greater than 60% of the target value of any such long-term incentive award shall be subject to performance based, as opposed to tenure-based, vesting conditions, as established by the Board and/or the Committee);

(4)	participate, consistent with his rank and position, in the Company’s other compensation, pension, welfare and benefit plans and programs as are made available to the Company’s senior level executives or to its employees in general, including deferral, health, medical, dental, long-term disability, travel, accident and life insurance plans, subject to eligibility;

(5)	reimbursement of reasonable business expenses;

(6)	payment of (or reimbursement for the payment of) the premium of a whole life insurance policy on the life of Mr. Borne, under which he shall be the owner and have the right to designate the beneficiaries, with premiums not exceeding $25,000 per year; and

(7)	use of an automobile, and reimbursement of all maintenance, insurance and gas expenses; Mr. Borne shall be entitled to a new automobile no less often than every two years. Mr. Borne will receive title to the automobile if his employment is terminated without Cause or with Good Reason.

Until the expiration of the term of the Agreement, the Company has agreed to use its reasonable best efforts, to the extent not inconsistent with applicable laws, rules, regulations and good governance standards, to nominate and cause the election of Mr. Borne to the Company’s Board of Directors and to the Board’s Executive Committee, if one is constituted. If, at any time during the term of the Agreement Mr. Borne is not elected to and serving on the Company’s Board of Directors (or Executive Committee of the Board, if one is constituted), Mr. Borne is entitled to terminate the Agreement and would be entitled to the remedies provided for a termination without Cause prior to a Change in Control, which are described below.

In the event Mr. Borne’s employment is terminated due to his death, Disability or retirement, Mr. Borne or his surviving spouse or estate (as the case may be) will be entitled to any benefits due or earned in accordance with the applicable plans of the Company and the following amounts (paid in accordance with Federal tax rules and regulations and within the deadlines described in the Agreement): (a) unpaid base salary through the date of termination; and (b) incentive awards earned in the prior year, but not yet paid. Additionally, all unvested equity awards held by Mr. Borne as of the date of death, Disability or retirement will immediately vest at the “target” level (provided, however, that in the case of Mr. Borne’s retirement, awards which are intended to constitute performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and for which performance standards have not been met will not be subject to accelerated vesting).

If Mr. Borne is terminated for Cause or if Mr. Borne voluntarily resigns without Good Reason (prior to a Change in Control), he will be entitled to any benefits earned in accordance with the applicable plans of the Company and the following amounts (paid in accordance with Federal tax rules and regulations and within the deadlines described in the Agreement): (a) unpaid base salary through the date of termination, and (b) incentive awards earned in the prior year, but not yet paid.

If Mr. Borne is terminated without Cause or resigns with Good Reason, in both cases prior to a Change in Control, Mr. Borne will be entitled to any benefits earned in accordance with the applicable plans of the Company and the following:

(1)	unpaid base salary through the date of termination, paid in accordance with Federal tax rules and regulations and within the deadlines described in the Agreement;

(2)	unpaid incentive awards earned in the prior year, paid in accordance with Federal tax rules and regulations and within the deadlines described in the Agreement;

(3)	continued participation in the Company’s group health plans for him and his dependents who are entitled to continuation coverage under Federal tax rules (or a monthly payment equal to the Company’s monthly subsidy for such group health plan coverage) for a period of time beginning with the calendar month that immediately follows the earliest payment date (as described in the Agreement) and ending at the earlier occurrence of the expiration of 24 months or until Mr. Borne receives substantially comparable coverage provided by a subsequent employer; and

(4)	an amount equal to two times the sum of (A) his base salary and (B) the greater of (x) an amount equal to his prior year cash bonus or (y) $750,000, which amount will be paid in substantially equal monthly installments in accordance with the Company’s payroll practices for a period of 24 months beginning with the calendar month that immediately follows the earliest payment date (as described in the Agreement).

In the event that (x) Mr. Borne’s employment is terminated without Cause or he resigns with Good Reason within one year of a Change in Control (or he is terminated without Cause within 90 days prior to a Change in Control) or (y) Mr. Borne voluntarily terminates his employment on his own initiative on or after 275 days (but no later than 305 days) following a Change in Control, in either case of (x) or (y), Mr. Borne shall be entitled to any benefits earned in accordance with the applicable plans of the Company and the following:

(1)	unpaid base salary through the date of termination paid in accordance with Federal tax rules and regulations and within the deadlines described in the Agreement;

(2)	unpaid incentive awards earned in the prior year, paid in accordance with Federal tax rules and regulations and within the deadlines described in the Agreement;

(3)	continued participation in the Company’s group health plans for him and his dependents who are entitled to continuation coverage under Federal tax rules (or a monthly payment equal to the Company’s monthly subsidy for such group health plan coverage) for a period of time beginning with the calendar month that immediately follows the earliest payment date (as described in the Agreement) and ending at the earlier occurrence of the expiration of 24 months or until Mr. Borne receives substantially comparable coverage provided by a subsequent employer;

(4)	an amount equal to three times the sum of (A) his base salary and (B) the greater of (x) an amount equal to his prior year cash bonus or (y) $750,000, which amount will be paid in a lump sum following termination; and

(5)	immediate vesting (at the “target” level) of all unvested equity awards held by Mr. Borne as of the date of the Change in Control.

“Cause” for Mr. Borne’s termination is defined to include, among other things, willful gross neglect or misconduct, violation of the Company’s code of conduct, breach of the restrictive covenants of the Agreement and misconduct in financial reporting.

“Good Reason” for voluntary resignation by Mr. Borne is defined as the occurrence of any of the following circumstances without Mr. Borne’s express written consent, unless the breach is corrected within thirty days from the date the Company is put on notice of the occurrence: (i) a material change in Mr. Borne’s base salary (other than in connection with a proportionate reduction in the base salaries of all similarly-situated senior level executive employees), (ii) a relocation of the Company’s corporate offices outside of a 50 mile radius from Baton Rouge, (iii) a material diminution of Mr. Borne’s authority, responsibility’s or duties, or (iv) any material breach of the Agreement by the Company.

“Change in Control” is defined as (i) any person or group (as defined in the Securities Exchange Act of 1934, as amended) becomes the beneficial owner, directly or indirectly, of securities of the Company or any significant subsidiary of the Company, representing 50% or more of the combined voting power of the Company’s or such subsidiary’s then outstanding securities; (ii) as a result of a contested election or the designation by a person who has entered into an agreement with the Company to effect a transaction with the Company specified in items (i), (iii) or (iv) of this definition, individuals who at the beginning of any 12-month period constitute the Company’s Board, cease to constitute at least a majority of the Board; (iii) the consummation of a merger or consolidation of the Company or any significant subsidiary with any other entity, other than a merger or consolidation which would result in the voting securities of the Company or a significant subsidiary of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or resulting entity) more than 50% of the combined voting power of the surviving or resulting entity outstanding immediately after such merger or consolidation; or (iv) the consummation of a sale or disposition of all or substantially all of the consolidated assets of the Company (other than a sale or disposition immediately after which such assets will be owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the common stock of the Company immediately prior to such sale or disposition).

Mr. Borne may request that the Company or its successor provide financial security for payments required by the occurrence of a Change in Control. In the event any excise tax is imposed on any payments received under the Agreement that would constitute “excess parachute payments” within the meaning of Section 280G(b)(1) of the Code, then such payments shall either be (i) delivered in full pursuant to the terms of the Agreement or (ii) delivered to such lesser extent as results in no portion of the payments being subject to the excise tax. The determination of whether the payments shall be delivered in full or decreased shall be made by the Company on the basis of which event results in the receipt by Mr. Borne of the greater net after-tax benefit, determined by reducing the present value (as determined in accordance with Section 280G of the Code) of the payments by all applicable federal, state and local taxes and the excise tax. If there is a reduction in the payments, the Agreement specifies the order in which this must be accomplished.

Mr. Borne is subject to certain restrictive covenants, including prohibitions against competition and solicitation, for 24 months following his termination. He is also subject to a standstill provision, which prevents him from acquiring any Company securities or seeking to effect a Change in Control the Company (or assisting or working with others to effect a Change in Control of the Company) for a period of 24 months following his termination.

Both Mr. Borne and the Company are subject to arbitration for resolution of disputes arising out of the Agreement. Mr. Borne also has certain indemnity rights as described in the Agreement.

Amended and Restated Employment Agreement with Mr. Jeter

Pursuant to his Amended and Restated Employment Agreement (as referred to below, the “Agreement”) with the Company, Mr. Jeter has agreed to serve as the Company’s Chief Compliance Officer, with such duties and responsibilities as are customary for the chief compliance officer of corporations of a similar size and businesses as the Company and other specified duties. The term of Mr. Jeter’s Agreement runs until December 31, 2013. Under the terms of the Agreement, Mr. Jeter is entitled to an annual base salary of no less than $250,000, subject to annual review for increase (but not decrease) by the Committee.

The other terms and provisions of Mr. Jeter’s Agreement are substantially the same as Mr. Borne’s Agreement (as described above), except that:

(1)

Mr. Jeter is not entitled to the following benefits provided to Mr. Borne under his Agreement: (i) whole life insurance policy premium payments; (ii) use of an automobile, and reimbursement of all maintenance, insurance and gas expenses associated therewith and (iii) the right to voluntarily terminate his employment on his own initiative on or after 275 days (but no later than 305 days) following a Change in Control, and receive the same benefits as if he were terminated without Cause or if he resigned with Good Reason following a Change in Control;

(5)	If Mr. Jeter is terminated without Cause or Resigns with Good Reason, in both cases prior to a Change in Control, he will be entitled to receive an amount equal to one and one-half times (as opposed to two times) the sum of (A) his base salary and (B) the greater of (x) an amount equal to his prior year cash bonus or (y) $125,000, which amount will be paid in substantially equal monthly installments in accordance with the Company’s payroll practices for a period of 18 (as opposed to 24) months beginning with the calendar month that immediately follows the earliest payment date (as described in the Agreement).

(2)	If Mr. Jeter is terminated without Cause or Resigns with Good Reason, in both cases within one year of a Change in Control (or he is terminated without Cause within 90 days prior to a Change in Control), he will be entitled to receive an amount equal to two (as opposed to three) times the sum of (A) his base salary and (B) the greater of (x) an amount equal to his prior year cash bonus or (y) $125,000, which amount will be paid in a lump sum following termination;

(3)	Mr. Jeter has no rights in respect of membership on the Company’s Board of Directors or the Board’s Executive Committee; and

(4)	Mr. Jeter is subject to the various restrictive covenants under the Agreement for a period of 18 months (as opposed to 24 months) following termination.

Amended and Restated Employment Agreement with Mr. Redman

Pursuant to his Amended and Restated Employment Agreement (as referred to below, the “Agreement”) with the Company, Mr. Redman has agreed to serve as the Company’s Chief Financial Officer, with such duties and responsibilities as are customary for the chief financial officer of corporations of a similar size and businesses of the Company and other specified duties. The term of Mr. Redman’s Agreement runs until December 31, 2013. Under the terms of the Agreement, Mr. Redman is entitled to an annual base salary of no less than $425,000, subject to annual review for increase (but not decrease) by the Committee.

The other terms and provisions of Mr. Redman’s Amended and Restated Employment Agreement are substantially the same as Mr. Jeter’s Agreement (as described above), except that:

(1)	If Mr. Redman is terminated without Cause or Resigns with Good Reason, in both cases prior to a Change in Control, he will be entitled to receive an amount equal to one and one-half times the sum of (A) his base salary and (B) the greater of (x) an amount equal to his prior year cash bonus or (y) $318,750, which amount will be paid in substantially equal monthly installments in accordance with the Company’s payroll practices for a period of 18 months (the “Severance Period”) beginning with the calendar month that immediately follows the earliest payment date (as described in the Agreement);

(2)

If Mr. Redman reaches the age of 65 during the Severance Period, the monthly installment payments described under (1), above, will cease after the monthly installment payment for the month that includes his 65th birthday, and he shall forfeit any remaining payments;

(3)	If Mr. Redman is terminated without Cause or Resigns with Good Reason, in both cases within one year of a Change in Control (or he is terminated without Cause within 90 days prior to a Change in Control), he will be entitled to receive an amount equal to two times the sum of (A) his base salary and (B) the greater of (x) an amount equal to his actual prior year bonus or (y) $318,750, which amount will be paid in a lump sum following termination; and

(4)

Upon Mr. Redman’s retirement (as defined in the Agreement), he will be entitled to receive an amount equal to the sum of (A) his base salary and (B) the greater of (x) an amount equal to his prior year cash bonus or (y) $318,750 which amount will be paid in substantially equal monthly installments in accordance with the Company’s payroll practices for a period of 12 months beginning with the calendar month that immediately follows the earliest payment date (as described in the Agreement).

Amendments to Employment Agreements with Messrs. Snow, Barfield and Bucey and Dr. Fleming

Also effective as of January 3, 2011, each of the executive officers of the Company listed below entered into a First (in the case of Mr. Snow, a Second) Amendment to Employment Agreement (collectively, the “Amendments”) with the Company and Amedisys Holding, L.L.C.:

Michael D. Snow – Chief Operating Officer

T.A. “Tim” Barfield, Jr. – Chief Development Officer

David R. Bucey – General Counsel and Secretary

Michael O. Fleming, MD – Chief Medical Officer

Each of the Amendments was approved by the Company’s Board of Directors upon the recommendation and approval of the Compensation Committee of the Board of Directors. The primary purposes of the Amendments were to (i) standardize the respective termination dates of the Employment Agreements for each of the executive officers named above with the termination dates of the recently-executed Amended and Restated Employment Agreements for Messrs. Borne, Jeter and Redman (in each case, December 31, 2013), (ii) standardize the severance payment provisions for a termination of the executive’s employment without Cause or a resignation by the executive for Good Reason, both before and after a Change in Control, and (iii) adjust the minimum base salary for Mr. Bucey and Dr. Fleming, as explained further below.

The following is a description of the terms and conditions of the Amendments and the amounts payable to each executive officer thereunder. Unless otherwise defined herein, all capitalized terms have the meanings ascribed to them in the applicable Amendments. Copies of the Amendments for Mr. Snow, Mr. Barfield, Dr. Fleming and Mr. Bucey are filed as Exhibit 10.4, Exhibit 10.5, Exhibit 10.6 and Exhibit 10.7, respectively, to this Current Report on Form 8-K, and the following descriptions are qualified in their entirety by the provisions of the respective Amendments.

Amendments to Mr. Bucey’s and Dr. Fleming’s Employment Agreements

As noted above, under the Amendments to each of Mr. Bucey’s and Dr. Fleming’s respective Employment Agreements, the Term of Employment was amended to expire on December 31, 2013. In addition, Mr. Bucey’s annual base salary was adjusted to $250,000, and Dr. Fleming’s annual base salary was adjusted to $285,000 effective January 1, 2011. Further, if either Mr. Bucey or Dr. Fleming is terminated without Cause or resigns with Good Reason, in both cases prior to a Change in Control, he will be entitled to receive an amount equal to one and one-half times (as opposed to, previously, one times) the sum of (A) his base salary and (B) the greater of (x) an amount equal to his prior year cash bonus or (y) $125,000 (in the case of Mr. Bucey)/$142,500 (in the case of Dr. Fleming), which amount will be paid in substantially equal monthly installments for a period of 18 months beginning with the calendar month that immediately follows the earliest payment date (as described in the Agreement). Further, if either Mr. Bucey or Dr. Fleming is terminated without Cause or resigns with Good Reason, in both cases within one year of a Change in Control (or he is terminated without Cause within 90 days prior to a Change in Control), he will be entitled to receive an amount equal to two (as opposed to, previously, one and one-half) times the sum of (A) his base salary and (B) the greater of (x) an amount equal to his prior year cash bonus or (y) $125,000 (in the case of Mr. Bucey)/$142,500 (in the case of Dr. Fleming), which amount will be paid in a lump sum following termination.

All of the other provisions of Mr. Bucey’s and Dr. Fleming’s respective Employment Agreements remain unchanged.

Amendments to Messrs. Snow’s and Barfield’s Employment Agreements

As noted above, under the Amendments to each of Messrs. Snow’s and Barfield’s respective Employment Agreements, the Term of Employment was amended to expire on December 31, 2013. In addition, if either Mr. Snow or Mr. Barfield is terminated without Cause or resigns with Good Reason, in both cases prior to a Change in Control, he will be entitled to receive an amount equal to one and one-half times the sum of (A) his base salary and

(B) the greater of (x) an amount equal to his prior year cash bonus or (y) $412,500 (in the case of Mr. Snow)/$375,000 (in the case of Mr. Barfield), which amount will be paid in substantially equal monthly installments for a period of 18 months beginning with the calendar month that immediately follows the earliest payment date (as described in the Agreement). Further, if either Mr. Snow or Mr. Barfield is terminated without Cause or resigns with Good Reason, in both cases within one year of a Change in Control (or he is terminated without Cause within 90 days prior to a Change in Control), he will be entitled to receive an amount equal to two times the sum of (A) his base salary and (B) the greater of (x) an amount equal to his prior year cash bonus or (y) $412,500 (in the case of Mr. Snow)/$375,000 (in the case of Mr. Barfield), which amount will be paid in a lump sum following termination.

All of the other provisions of Messrs. Snow’s and Barfield’s respective Employment Agreements remain unchanged.

Section 9 - Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Amended and Restated Employment Agreement dated January 3, 2011 by and among Amedisys, Inc., Amedisys Holding, L.L.C. and William F. Borne

10.2	Amended and Restated Employment Agreement dated January 3, 2011 by and among Amedisys, Inc., Amedisys Holding, L.L.C. and Jeffrey D. Jeter

10.3	Amended and Restated Employment Agreement dated January 3, 2011 by and among Amedisys, Inc., Amedisys Holding, L.L.C. and Dale E. Redman

10.4	Second Amendment dated January 3, 2011 to Employment Agreement Dated January 4, 2010 by and among Amedisys, Inc., Amedisys Holding, L.L.C. and Michael D. Snow

10.5	First Amendment dated January 3, 2011 to Employment Agreement dated January 4, 2010 by and among Amedisys, Inc., Amedisys Holding, L.L.C. and T.A. “Tim” Barfield, Jr.

10.6	First Amendment dated January 3, 2011 to Employment Agreement dated July 23, 2010 by and among Amedisys, Inc., Amedisys Holding, L.L.C. and Michael O. Fleming, MD

10.7	First Amendment dated January 3, 2011 to Employment Agreement dated July 23, 2010 by and among Amedisys, Inc., Amedisys Holding, L.L.C. and David R. Bucey

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMEDISYS, INC.

By:	/s/ William F. Borne
William F. Borne
Chief Executive Officer and Duly Authorized Officer

DATE:	January 7, 2011

Exhibit Index

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement dated January 3, 2011 by and among Amedisys, Inc., Amedisys Holding, L.L.C. and William F. Borne

10.2	Amended and Restated Employment Agreement dated January 3, 2011 by and among Amedisys, Inc., Amedisys Holding, L.L.C. and Jeffrey D. Jeter

10.3	Amended and Restated Employment Agreement dated January 3, 2011 by and among Amedisys, Inc., Amedisys Holding, L.L.C. and Dale E. Redman

10.4	Second Amendment dated January 3, 2011 to Employment Agreement Dated January 4, 2010 by and among Amedisys, Inc., Amedisys Holding, L.L.C. and Michael D. Snow

10.5	First Amendment dated January 3, 2011 to Employment Agreement dated January 4, 2010 by and among Amedisys, Inc., Amedisys Holding, L.L.C. and T.A. “Tim” Barfield, Jr.

10.6	First Amendment dated January 3, 2011 to Employment Agreement dated July 23, 2010 by and among Amedisys, Inc., Amedisys Holding, L.L.C. and Michael O. Fleming, MD

10.7	First Amendment dated January 3, 2011 to Employment Agreement dated July 23, 2010 by and among Amedisys, Inc., Amedisys Holding, L.L.C. and David R. Bucey